SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A (Amendment No. 1)
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 15, 2006

SIMMONS COMPANY

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

333-124138	20-0646221

(Commission File Number)	(I.R.S. Employer Identification No.)

One Concourse Parkway, Suite 800
Atlanta, Georgia	30328-6188

(Address of Principal Executive Offices)	(Zip Code)

770-512-7700
(Registrant’s Telephone Number, Including Area Code)

NA
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

As reported on Form 8-K filed November 21, 2006, Simmons Bedding Company (“Simmons Bedding”), a wholly-owned indirect subsidiary of Simmons Company (“Simmons” or the “Company”), issued a press release announcing that it had completed its acquisition of Simmons Canada Inc. (“Simmons Canada”) from SCI Income Trust (“SCI”) on November 15, 2006.

This Form 8-K/A amends the current report on Form 8-K filed November 21, 2006 to include the following under Item 9.01 as required under Rule 3-05(b) and Article 11 of Regulation S-X:

-
Audited financial statements of Simmons Canada for the years ended December 31, 2005, December 25, 2004 and December 27, 2003 and the unaudited financial statements of Simmons Canada for the nine months ended September 30, 2006 and September 24, 2005; and

-	Unaudited pro forma financial information for the year ended December 31, 2005 and nine months ended September 30, 2006.

Item 9.01. Financial Statements and Exhibits.

(a), (b) Financial Statements of Simmons Canada; Pro Forma Financial Information

AUDITORS' REPORT

To the Board of Directors of Simmons Canada Inc.

We have audited the balance sheets of Simmons Canada Inc. as at December 31, 2005 and December 25, 2004 and the statements of income, shareholder's equity and cash flows for the years ended December 31, 2005, December 25, 2004, and December 27, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with Canadian and United States generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 2005 and December 25, 2004 and the results of its operations and its cash flows for each of the years ended December 31, 2005, December 25, 2004 and December 27, 2003 in accordance with Canadian generally accepted accounting principles.

Canadian generally accepted accounting principles vary in certain respects from accounting principles generally accepted in the United States of America. Information relating to the nature and effect of such differences is presented in note 14 to the financial statements.

Chartered Accountants

by:  /s/ KPMG

Toronto, Canada

January 26, 2007

SIMMONS CANADA INC.
Balance Sheets
(In thousands of Canadian dollars)

December 31, 2005 and December 25, 2004

	2005	2004

ASSETS
Current assets:
Cash and cash equivalents (note 2)	$6,257	$4,036
Accounts receivable	21,081	21,410
Inventories (note 3)	6,183	5,098
Prepaid expenses	1,546	2,161
Loan to shareholder (note 4)	135	-
	35,202	32,705

Property, plant and equipment (note 5)	14,076	14,723
Employee future benefits (note 6)	2,576	1,565
Deferred finance charges	1,850	1,935
License agreement	25,416	25,416
Goodwill	13,941	13,941
	$93,061	$90,285

LIABILITIES AND
STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$13,304	$11,433
Income taxes payable	279	197
Interest payable	500	500
Dividends payable	200	969
	14,283	13,099

Capital lease obligations (note 9 (a))	679	1,354
Long-term debt (note 7)	50,000	50,000
Future income taxes (note 10)	6,732	6,159

Stockholders' equity:
Share capital:
Authorized unlimited common shares
Issued and outstanding: 7,655,000	257	257
Contributed surplus (note 8)	417	325
Retained earnings	20,693	19,091
	21,367	19,673

Commitments (note 9)
Subsequent event (note 13)
	$93,061	$90,285

See accompanying notes to financial statements.

SIMMONS CANADA INC.
Statements of Income
(In thousands of Canadian dollars)

Years ended December 31, 2005, December 25, 2004, and December 27, 2003

	2005	2004	2003

Revenue	$131,486	$123,977	$124,234
Cost of products sold	94,832	88,709	90,949
	36,654	35,268	33,285

Expenses:
Selling, general and administrative	20,913	18,524	18,214
Interest	6,150	6,272	6,497
Amortization:
Property, plant and equipment	2,433	2,477	2,566
Deferred finance charges	85	85	85
	29,581	27,358	27,362

Income before income taxes	7,073	7,910	5,923

Income taxes (note 10):
Current	2,021	2,564	1,895
Future	573	641	474
	$2,594	$3,205	$2,369

Net income	$4,479	$4,705	$3,554

See accompanying notes to financial statements

SIMMONS CANADA INC.
Statements of Shareholder's Equity
(In thousands of Canadian dollars, except common shares)
Years ended December 31, 2005, December 25, 2004, and December 27, 2003

	Commons shares
	Number	Amount	Contributed surplus	Retained earnings	Total shareholder's equity

Balance, December 28, 2002	7,655,000	$257	$-	$15,196	$15,453
Net Income	-	-	-	3,554	3,554
Dividends	-	-	-	(1,647)	(1,647)
Balance, December 27, 2003	7,655,000	257	-	17,103	17,360
Adjustment for change in accounting policy (note 1(j))	-	-	223	(223)	-
Net income	-	-	-	4,705	4,705
Options (note 8)	-	-	102	-	102
Dividends	-	-	-	(2,494)	(2,494)
Balance, December 25, 2004	7,655,000	257	325	19,091	19,673
Net income	-	-	-	4,479	4,479
Options (note 8)	-	-	92	-	92
Dividends	-	-	-	(2,877)	(2,877)
Balance, December 31, 2005	7,655,000	$257	$417	$20,693	$21,367

 See accompanying notes to financial statements.

SIMMONS CANADA INC.
Statements of Cash Flows
(In thousands of Canadian dollars)

Years ended December 31, 2005, December 25, 2004 and December 27, 2003

	2005	2004	2003
Cash provided by (used in):

Operating activities:
Net income	$4,479	$4,705	$3,554
Items not affecting cash:
Amortization:
Property, plant and equipment	2,433	2,477	2,566
Deferred finance charges	85	85	85
Loss (gain) on sale of property, plant and equipment	(5)	8	(18)
Employee future benefits	(1,011)	(1,139)	(281)
Provision for bad debts and allowances, net	(676)	396	(616)
Options	92	102	-
Future income taxes	573	641	474
Change in non-cash operating working capital (note 11)	2,573	(409)	1,303
	8,543	6,866	7,067

Financing activities:
Dividends	(3,646)	(1,643)	(2,573)
Loan to shareholder	(135)	-	-
Decrease in operating loan	-	-	(1,325)
Repayment of demand installment loan	-	(575)	(300)
Repayment of capital lease obligations	(760)	(1,379)	(1,601)
	(4,541)	(3,597)	(5,799)
Investing activities:
Purchase of property, plant and equipment	(1,805)	(1,151)	(617)
Proceeds from sale of property, plant and equipment	24	200	69
	(1,781)	(951)	(548)

Increase in cash and cash equivalents	2,221	2,318	720

Cash and cash equivalents, beginning of year	4,036	1,718	998

Cash and cash equivalents, end of year	$6,257	$4,036	$1,718

Supplemental cash flow information:
Interest paid	$6,010	$6,056	$6,182
Interest paid on capital leases	132	221	277
Income taxes paid	1,936	3,208	1,356
Interest received	53	19	17

Supplemental disclosure of non-cash financing and investing activities:
Acquisition of property, plant and equipment through capital leases	-	-	1574

  See accompanying notes to financial statements.

SIMMONS CANADA INC.
Notes to Financial Statements
(In thousands of Canadian dollars, except per option amounts)

Years ended December 31, 2005, December 25, 2004 and December 27, 2003

Simmons Canada Inc. (the "Company" or "Simmons"), incorporated under the laws of Ontario, is wholly owned by SCI Income Trust (the "Trust"), an open-ended, limited purpose trust established under the laws of the Province of Ontario to invest in the securities of the Company and qualifies as a mutual fund trust for the purposes of the Income Tax Act (Canada). Under an administration agreement between the Company and the Trust dated October 16, 1997, the Company acts as an administrative agent to the Trust. Simmons operates within Canada, primarily in the manufacture and sale of mattresses. On November 15, 2006, Simmons was acquired by Simmons Bedding Company, a subsidiary of Simmons Company (note 13).

1. Significant accounting policies:

The financial statements of the Company have been prepared in accordance with Canadian generally accepted accounting principles and vary in certain respects from accounting principles generally accepted in the United States of America (note 14). The significant accounting policies are as follows:

(a) Fiscal year end:

The Company's fiscal year consists of 52 or 53 weeks, ending on the last Saturday of December in each year. The 2005 fiscal year consisted of 53 weeks ended December 31, 2005, the 2004 fiscal year consisted of 52 weeks ended December 25, 2004, and the 2003 fiscal year consisted of 52 weeks ended December 27, 2003.

(b) Cash and cash equivalents:

Cash and cash equivalents consist of cash on hand, bank balances and short-term investments with a maturity at the date of acquisition of three months or less.

Short-term investments are carried at cost plus accrued interest.

(c) Inventories:

Raw materials and spare parts are carried at the lower of cost and replacement cost. Finished goods and work in process are stated at the lower of cost and net realizable value. Cost is determined using the first-in, first-out method.

SIMMONS CANADA INC.
Notes to Financial Statements (continued)
(In thousands of Canadian dollars, except per option amounts)

Years ended December 31, 2005, December 25, 2004 and December 27, 2003

1. Significant accounting policies (continued):

(d) Property, plant and equipment:

Property, plant and equipment are stated at cost. Amortization is provided using the straight-line method over the estimated useful lives of the assets as follows:

Buildings	30 years
Machinery and equipment	1-15 years
Machinery and equipment under capital leases	5-15 years
Leasehold improvements	Over life of lease

      Assets under development are not amortized until the assets are available for use.

The Company reviews property, plant and equipment for impairment if events or changes in circumstances indicate that the carrying amount may not be recoverable. If the sum of the undiscounted future cash flows expected to result from the use and eventual disposition of a group of assets is less than its carrying amount, it is considered impaired. An impairment loss is measured as the amount by which the carrying amount of the group of assets exceeds its fair value.

(e) Asset retirement obligations:

The recognition, measurement and disclosure of liabilities for asset retirement obligations and the associated retirement costs apply to legal obligations associated with the retirement of tangible long-lived assets that result from their acquisition, lease, construction, development or normal operation. The Company has not identified any material asset retirement obligations.

(f) Employee future benefits:

The Company administers a registered combined non-contributory defined benefit and defined contribution pension plan for substantially all of its full-time employees. Under the registered defined benefit plan segment, benefits are based upon earnings and years of credited service.

SIMMONS CANADA INC.
Notes to Financial Statements (continued)
(In thousands of Canadian dollars, except per option amounts)

Years ended December 31, 2005, December 25, 2004 and December 27, 2003

1. Significant accounting policies (continued):

The Company also sponsors a retirement compensation arrangement ("RCA") for certain senior officials. The RCA provides benefits in addition to the Company's pension plan.

In 2005, the Company introduced a supplemental executive retirement plan ("SERP") to provide pension coverage for certain officers in lieu of coverage under the RCA.

In addition, the Company funds a multiemployer defined benefit pension plan for certain employees.

No retirement benefits other than pensions are provided to employees.

The Company accrues its obligations under employee benefit plans as the employees render the services necessary to earn the pension benefits. The Company has adopted the following policies:

(i) The cost of pension benefits earned by employees is actuarially determined using the projected benefit method prorated on service and management's best estimate of expected plan investment performance, salary escalation and retirement ages.

(ii) For the purpose of calculating expected return on plan assets, those assets are valued at fair values.

(iii) The initial net transition asset and past service costs from plan amendments are amortized on a straight-line basis over the average remaining service period of employees active at January 1, 1999 and at the date of the amendment, respectively.

(iv) Actuarial gains (losses) on plan assets arise from the difference between the actual return on plan assets for a period and the expected return on plan assets for that period. Actuarial gains (losses) on the accrued benefit obligation arise from differences between actual and expected experience and from changes in the actuarial assumptions used to determine the accrued benefit obligation. The excess of the net actuarial gains (losses) over 10% of the greater of the benefit obligation and the fair value of plan assets is amortized over the average remaining service period of active employees, which for the registered defined benefit plan segment is 16 years (December 25, 2004 - 16), for the RCA is 6 years (December 25, 2004 - 7) and for the SERP is 13 years (December 25, 2004 - n/a).

 SIMMONS CANADA INC.
Notes to Financial Statements (continued)
(In thousands of Canadian dollars, except per option amounts)

Years ended December 31, 2005, December 25, 2004 and December 27, 2003

1. Significant accounting policies (continued):

(v) When an event gives rise to both a curtailment and a settlement of obligations, the curtailment is accounted for prior to the settlement.

Defined contribution plan accounting is applied to the multiemployer defined benefit pension plan for which the Company is a participant.

(g) Deferred finance charges:

Deferred finance charges are costs incurred by the Company for arranging and issuing, to the Trust, 12% unsecured subordinated notes. Deferred finance charges are amortized over the term of the notes, being 30 years. Accumulated amortization as of December 31, 2005 and December 25, 2004 is $697 and $612, respectively.

(h) Intangible assets:

Intangible assets acquired either individually or with a group of other assets are initially recognized and measured at cost. The cost of a group of intangible assets acquired in a transaction, including those acquired in a business combination that meet the specified criteria for recognition apart from goodwill, is allocated to the individual assets acquired based on their relative fair values.

Intangible assets with indefinite useful lives are not amortized and are tested for impairment annually, or more frequently, if events or changes in circumstances indicate that the asset might be impaired. The impairment test compares the carrying amount of the intangible asset with its fair value, and an impairment loss is recognized in income for the excess, if any. The Company's license agreement has an indefinite useful life.

Intangible assets with finite useful lives are amortized over their useful lives.

(i) Goodwill:

Goodwill is the residual amount that results when the purchase price of an acquired business exceeds the sum of the amounts allocated to the assets acquired, less liabilities assumed, based on their fair values. Goodwill is allocated as of the date of the business combination to the Company's reporting unit that is expected to benefit from the synergies of the business combination.

SIMMONS CANADA INC.
Notes to Financial Statements (continued)
(In thousands of Canadian dollars, except per option amounts)

Years ended December 31, 2005, December 25, 2004 and December 27, 2003

1. Significant accounting policies (continued):

Goodwill is not amortized and is tested for impairment annually, or more frequently, if events or changes in circumstances indicate that the asset might be impaired. The impairment test is carried out in two steps. In the first step, the carrying amount of the reporting unit is compared with its fair value. When the fair value of a reporting unit exceeds its carrying amount, goodwill of the reporting unit is considered not to be impaired and the second step of the impairment test is unnecessary. The second step is carried out when the carrying amount of the reporting unit exceeds its fair value, in which case, the implied fair value of the reporting unit's goodwill is compared with its carrying amount to measure the amount of the impairment loss, if any. The implied fair value of goodwill is determined in the same manner as the value of goodwill is determined in a business combination described in the preceding paragraph, using the fair value of the reporting unit as if it was the purchase price. When the carrying amount of reporting unit goodwill exceeds the implied fair value of the goodwill, an impairment loss is recognized in an amount equal to the excess and is presented as a separate line item in the statement of income.

(j) Stock-based compensation:

The Trust has an option plan for officers, directors and employees (collectively "employees") of the Company, which is described in note 8. Options to purchase units of the Trust are issued to employees of the Company, and accordingly, stock-based compensation expense is recorded in the Company's financial statements with a corresponding amount recognized in contributed surplus.

On January 1, 2004, the Company adopted The Canadian Institute of Chartered Accountants ("CICA") amended Handbook Section 3870, Stock-Based Compensation and Other Stock-Based Payments ("Section 3870"). Under Section 3870, the Company records compensation expense on the granting of all stock-based compensation awards using the fair-value method.  Prior to the adoption of Section 3870, the Company had elected to apply the settlement method of accounting for employee options. Under the settlement method, no compensation expense was recorded on the grant of options to employees. Upon adoption of Section 3870, the Company recorded a charge to opening retained earnings and a corresponding credit to contributed surplus on January 1, 2004 of $223 related to the retroactive adoption of the standard to options granted on or after January 1, 2002.

SIMMONS CANADA INC.
 Notes to Financial Statements (continued)
(In thousands of Canadian dollars, except per option amounts)

Years ended December 31, 2005, December 25, 2004 and December 27, 2003

1. Significant accounting policies (continued):

(k) Income taxes:

The Company uses the asset and liability method of accounting for income taxes. Under the asset and liability method, future tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Future tax assets and liabilities are measured using enacted or substantively enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on future tax assets and liabilities of a change in tax rates is recognized in income in the year that includes the date of enactment or substantive enactment.

(l) Revenue recognition:

Revenue from sales of products is recognized, net of estimated returns, when title and risk of ownership passes to customers, which is generally at the time the products are shipped. The Company accrues for the estimated costs of warranties, co-op advertising costs, and promotional monies at the time the corresponding sales are recognized. Revenue is presented net of rebates, returns, co-op advertising costs and promotional monies.

Effective January 1, 2006, Simmons adopted the abstract issued by the Emerging Issues Committee, EIC-156, Accounting by a Vendor for Consideration Given to a Customer. This abstract provides guidance to determine when consideration is recorded as an adjustment of the selling price to the customer and when consideration is recorded as a cost incurred by a vendor to sell the product. The adoption of this abstract resulted in a reclassification of certain marketing costs from an expense to a reduction in revenue in the amount of $5,697, $4,812 and $4,798 for the years ended December 31, 2005, December 25, 2004 and December 27, 2003, respectively, with no impact on net income. This change was applied retroactively and resulted in a reclassification of prior periods.

(m) Foreign exchange translation:

Monetary items denominated in a foreign currency are translated into Canadian dollars at the exchange rate in effect at the balance sheet date and non-monetary items are translated at the rate of exchange in effect when the assets were acquired or obligations incurred. Revenue and expenses are translated at the rate in effect at the time of the transaction. Foreign exchange gains and losses are included in income.

SIMMONS CANADA INC.
Notes to Financial Statements (continued)
(In thousands of Canadian dollars, except per option amounts)

Years ended December 31, 2005, December 25, 2004 and December 27, 2003

1. Significant accounting policies (continued):

(n) Derivative financial instruments and hedging activities:

The Company uses derivative financial instruments to reduce its exposure to fluctuations in U.S. dollar exchange rates (note 12(c)). The Company does not hold or issue derivative financial instruments for trading or speculative purposes.

The Company accounts for its derivative financial instruments using the settlement method under hedge accounting. Under the settlement method, off-balance sheet derivative financial instruments are recorded when the hedging item is settled. To qualify for hedge accounting, the hedging relationship must be appropriately documented at the inception of the hedge and there must be reasonable assurance, both at the inception and throughout the term of the hedge, that the hedging relationship will be effective. Effectiveness requires a high correlation of changes in fair values or cash flows between the hedged item and the hedging item.

(o) Variable interest entities:

The CICA Accounting Guideline 15 ("AcG-15"), Consolidation of Variable Interest Entities, establishes criteria to identify variable interest entities ("VIEs") and the primary beneficiary of such entities. Entities that qualify as VIEs must be consolidated by their primary beneficiary. Effective January 1, 2005, the Company adopted AcG-15 and concluded that it did not have to consolidate any interest under AcG-15.

(p) Use of estimates:

The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the years. Significant items subject to such estimates and assumptions include the carrying amount of property, plant and equipment, license agreement and goodwill; valuation allowance for accounts receivable; warranty provision; and assets and obligations related to employee future benefits. Actual results could differ from those estimates.

SIMMONS CANADA INC.
Notes to Financial Statements (continued)
(In thousands of Canadian dollars, except per option amounts)

Years ended December 31, 2005, December 25, 2004 and December 27, 2003

2. Cash and cash equivalents:

	2005	2004
Cash	$3,665	$2,539
Short-term investments	2,592	1,497
	$6,257	$4,036

Short-term investments consist of bankers' acceptances, maturing up to January 6, 2006, and earning interest at an average rate of 3.13% and 2.38% to December 31, 2005 and December 25, 2004, respectively.

3. Inventories:
	2005	2004
Raw materials	$3,790	$2,860
Work in process	214	180
Finished goods	1,021	928
Spare parts	1,158	1,130
	$6,183	$5,098

4. Loan to shareholder:

In 2005, the Trust issued a non-interest bearing note to the Company, which was payable on demand. This note was repaid in connection with the Company being acquired on November 15, 2006 (note 13).

SIMMONS CANADA INC.
Notes to Financial Statements (continued)
(In thousands of Canadian dollars, except per option amounts)

Years ended December 31, 2005, December 25, 2004 and December 27, 2003

5. Property, plant and equipment:

2005	Cost	Accumulated amortization	Net book value
Land and buildings	$6,159	$1,741	$4,418
Machiner and equipment	20,647	13,830	6,817
Machinery and equipment under capital leases	3,154	736	2,418
Leasehold improvements	731	308	423
	$30,691	$16,615	$14,076

2004	Cost	Accumulated amortization	Net book value
Land and buildings	$6,119	$1,498	$4,621
Machiner and equipment	18,583	12,107	6,476
Machinery and equipment under capital leases	3,909	760	3,149
Leasehold improvements	731	254	477
	$29,342	$14,619	$14,723

Included in machinery and equipment and machinery and equipment under capital leases is $494 and $254 of assets under development as of December 31, 2005 and December 25, 2004, respectively. These assets are not yet available for use and are not being amortized.

6. Employee future benefits:

The Company measures its accrued benefit obligation and the fair value of plan assets for accounting purposes as of December 31 of each year. The most recent actuarial valuations of the pension plans for funding purposes are as of December 31, 2004 for the registered defined benefit plan segment and December 31, 2004 for the RCA. The next required valuations will be as of December 31, 2007 for the registered defined benefit plan segment and December 31, 2005 for the RCA. The SERP is an unfunded arrangement and therefore no actuarial valuation for funding purposes is required.

Total cash payments for employee future benefits for the year ended December 31, 2005 are $3,420 and December 25, 2004 are $3,312, which include employer contributions to the pension benefit plans and costs related to the registered defined contribution plan segment and multiemployer defined benefit pension plan.

	Pension benefit plans
	2005	2004
Accrued benefit obligation:
Balance, beginning of year	$21,837	$18,437
Current service cost	1,429	1,219
Interest cost	1,286	1,186
Benefits paid	(1,064)	(996)
Actuarial losses	2,864	1,991
Plan amendments	118	-
Balance, end of year	$26,470	$21,837

Plan assets:
Fair value, beginning of year	$19,033	$16,001
Actual return on plan assets	1,838	1,475
Employer contributions	2,645	2,553
Benefits paid	(1,064)	(996)
	$22,452	$19,033

	Pension benefit plans
	2005	2004

Funded status - deficit	$(4,018)	$(2,804)
Unamortized net actuarial loss	7,612	5,611
Unamortized past service costs	783	730
Unamortized transitional asset	(1,801)	(1,972)
Accrued benefit asset	$2,576	$1,565

As of December 31, 2005, the SERP had an accrued benefit obligation of $32.

SIMMONS CANADA INC.
Notes to Financial Statements (continued)
(In thousands of Canadian dollars, except per option amounts)

Years ended December 31, 2005, December 25, 2004 and December 27, 2003

6. Employee future benefits (continued):

Plan assets consist of:

	Percentage of plan assets
	2005	2004
Asset category:
Equity securities	63.3%	59.7%
Debt securities	33.7%	29.1%
Other	3.0%	11.2%
	100.0%	100.0%

The significant actuarial assumptions used are as follows (weighted average)

	Pension benefit plans
	2005	2004
Accrued benefit obligation:
Discount rate	5.0%	5.8%
Rate of compensation increase	3.5%	3.4%
Defined benefit costs:
Discount rate	5.8%	6.0%
Expected long-term rate of return on plan assets	6.4%	6.4%
Rate of compensation increase	3.5%	3.4%

SIMMONS CANADA INC.
Notes to Financial Statements (continued)
(In thousands of Canadian dollars, except per option amounts)

Years ended December 31, 2005, December 25, 2004 and December 27, 2003

6. Employee future benefits (continued):

The Company's defined benefit costs are as follows:

	Pension benefit plans
	2005	2004	2003

Current service cost	$1,429	$1,219	$864
Interest cost	1,286	1,186	1,029
Actual return on plan assets	(1,838)	(1,475)	(1,723)
Actuarial losses	2,864	1,991	1,693
Plan amendments	118	-	-
Adjustments to recognize the long-term nature of defined benefit costs:
Difference between expected return and actual return on plan assets	577	341	760
Difference between recognized actuarial losses and actual actuarial losses on the accrued benefit obligation	(2,578)	(1,736)	(1,551)
Difference between amortization of past service costs and actual plan amendments	(53)	59	59
Amortization of transitional assets	(171)	(171)	(171)
Defined benefit costs	$1,634	$1,414	$960

.
The Company's registered defined contribution plan segment costs and the multiemployer defined benefit pension plan costs for December 31, 2005, December 25, 2004 and December 27, 2003 are $775, $759 and $692, respectively.

SIMMONS CANADA INC.
Notes to Financial Statements (continued)
(In thousands of Canadian dollars, except per option amounts)

Years ended December 31, 2005, December 25, 2004 and December 27, 2003

7. Debt:

Long term debt consisted of the following at December 31, 2005 and December 25, 2004:

	2005	2004
12% Unsecured Subordinate Notes due 2027	$50,000	$50,000

On October 16, 1997, the Company issued $50,000 12.0% unsecured subordinated notes due October 31, 2027 (the "Notes") to the Trust.  The Notes' interest is payable quarterly on the fifteenth day of January, April, July and October.  The Notes are redeemable at the option of the Company.  The Notes are subordinated in right of payment to all existing and future senior indebtedness of the Company. The interest paid on the Notes was $6,000 for December 31, 2005, December 25, 2004 and December 27, 2003.

The Company has a credit facility with a major Canadian chartered bank, consisting of an available $10,000 operating loan. The operating loan bears interest at the chartered bank's prime rate plus 1/2% per year and is secured by substantially all of the assets of the Company. The Company has drawn on the operating loan during the years ended December 31, 2005 and December 25, 2004. As of December 31, 2005 and December 25, 2004, there were no balances outstanding. Interest on the operating loan was $11 for December 31, 2005, $33 for December 25, 2004 and $167 for December 27, 2003.

In addition, the Company had a demand installment loan payable in monthly installments of $25 and bore interest at the prime rate plus 3/4% per year. The demand installment loan was repaid as of December 25, 2004. Interest on the demand installment loan amounted to $18 for December 25, 2004 and $39 for December 27, 2003.

SIMMONS CANADA INC.
Notes to Financial Statements (continued)
(In thousands of Canadian dollars, except per option amounts)

Years ended December 31, 2005, December 25, 2004 and December 27, 2003

            8. Options:

The Compensation Committee of the Board of Directors of the Company, in its capacity as Administrator of the Trust, administers the Trust Unit Option Plan (the "Option Plan"). Under the Option Plan, options to acquire up to 765,500 trust units may be granted to directors, officers and employees of the Company and accordingly, the options have been reflected in the Company's financial statements. Options are granted at a price equal to the closing market value of the trust units on the preceding day upon which the options are granted. Options granted vest at the rate of one-third per year over the three-year period following the grant date. Immediate vesting of all options granted is deemed to have occurred immediately prior to the occurrence of a change in control of the Trust, as defined in the Option Plan. The options expire within seven years of the grant date. As of December 31, 2005, December 25, 2004 and December 27, 2003, options available to be granted were 91,500, 229,500 and 169,500, respectively.

The following summarizes the options outstanding:

	2005		2004		2003
	Number of options	Weighted average exercise price per option	Number of options	Weighted average exercise price per option	Number of options	Weighted average exercise price per option

Outstanding, beginning of year	460,000	$10.30	520,000	$10.31	480,000	$10.51
Granted	138,000	13.39	-	-	132,000	9.45
Exercised	(48,000)	9.50	-	-	(10,000)	9.59
Expired	-	-	(60,000)	10.40	(82,000)	10.14
Outstanding, end of year	550,000	11.15	460,000	10.30	520,000	10.31
Options exercisable, end of year	368,000	$10.51	328,000	$10.39	300,000	$10.39

SIMMONS CANADA INC.
Notes to Financial Statements (continued)
(In thousands of Canadian dollars, except per option amounts)

Years ended December 31, 2005, December 25, 2004 and December 27, 2003

8.  Options (continued):

	Options outstanding			Options exercisable
	Number of options	Weighted average exercise price per option	Weighted average remaining contractual life (years)	Number of options	Weighted average exercise price per option

November 3, 1999	69,000	$10.45	0.8	69,000	$10.45
October 26, 2000	79,000	10.35	1.8	79,000	10.35
November 19, 2002	132,000	11.34	3.9	132,000	11.34
October 21, 2003	132,000	9.45	4.8	88,000	9.45
May 26, 2005	138,000	13.39	6.4	-	0
	550,000	$11.15	4.1	368,000	$10.51

 Prior to the adoption of Section 3870, the Company had elected to apply the settlement method and, accordingly, no compensation expense was recognized for the year ended December 27, 2003. If the Company had applied the fair value method to account for options, the Company would have recognized compensation expense of $80 for the year ended December 27, 2003. Upon adoption of Section 3870, the Company recorded a charge to opening retained earnings and a corresponding credit to contributed surplus on January 1, 2004 of $223 related to the retroactive adoption of the standard to options granted on or after January 1, 2002.

After the adoption of Section 3870 on January 1, 2004, the Company applies the fair value method to account for options and, accordingly, compensation expense of $92 has been recorded for the year ended December 31, 2005 and $102 for the year ended December 25, 2004.

The Trust issued 138,000 options with an exercise price of $13.39 on May 26, 2005. The grant date fair market value of the options issued as of December 31, 2005 was $1.00 per option. There were no options issued in 2004. The grant date fair market value of the options issued in 2003 was $1.01 per option.

SIMMONS CANADA INC.
Notes to Financial Statements (continued)
(In thousands of Canadian dollars, except per option amounts)

Years ended December 31, 2005, December 25, 2004 and December 27, 2003

8.  Options (continued):

The options granted were valued using the Black-Scholes option pricing model with the following weighted average assumptions:

	2005	2004	2003

Risk-free interest rate	3.3%	-	4.1%
Expected volatility	20.2%	-	20.2%
Expected life	4 years	-	5 years
Expected distributions	9.2%	-	9.2%

The Black-Scholes option pricing model was developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable. Option pricing models require estimates which are highly subjective, including expected volatility of the underlying stock. The Company bases estimates of volatility on historical rates trended into future years. Changes in assumptions can materially affect estimates of fair values.

9. Commitments:

(a) The Company leases various facilities and equipment. Future minimum payments, by fiscal year and in aggregate, under these non-cancellable leases are as follows:

(i) Capital leases:
	2005	2004

Year ending:
2005	$-	$892
2006	752	752
2007	461	461
2008	262	262
	1,475	2,367
Total minimum lease payments	121	253
Less amount representing interest at rates between 6.7% and 9.6%	1,354	2,114
Present value of net minimum lease payments	675	760
Less current portion included in accounts payable and accrued liabilities	$679	$1,354

SIMMONS CANADA INC.
Notes to Financial Statements (continued)
(In thousands of Canadian dollars, except per option amounts)

Years ended December 31, 2005, December 25, 2004 and December 27, 2003

9. Commitments (continued):

(ii) Operating leases:

Year ending:
2006	$2,355
2007	2,150
2008	2,125
2009	2,200
2010	1,981
Thereafter	4,488
Total minimum lease payments	$15,299

(b) The Company pays a royalty of 0.4% of total net domestic sales and 5% net export sales per year to Simmons Bedding Company and its affiliates ("Simmons USA") under the terms of a perpetual license agreement for the licensing of intellectual property. For the years ended December 31, 2005, December 25, 2004 and December 27, 2003, the royalty fee to Simmons USA was $665, $661 and $660, respectively.

The Company also pays an annual technology fee to Simmons USA in respect of its technology and marketing information in the amount of $150 (adjusted annually since 1994 to account for any increase in the consumer price index). The technology fees for the years ended December 31, 2005, December 25, 2004 and December 27, 2003 were $184, $180 and $175, respectively,

SIMMONS CANADA INC.
Notes to Financial Statements (continued)
(In thousands of Canadian dollars, except per option amounts)

Years ended December 31, 2005, December 25, 2004 and December 27, 2003

10. Income taxes:

The Company is taxable on its income at Canadian statutory tax rates.

Income tax expense differs from the amount that would be computed by applying the federal and provincial statutory income tax rates to income before income taxes. The reasons for the differences are as follows:

	2005	2004	2003

Canadian statutory tax rate	34.1%	34.2%	35.8%
Income before income taxes	$7,073	$7,910	$5,923
Computed income taxes	$2,412	$2,705	$2,120
Increase (decrease) resulting from:
Manufacturing and processing profits deduction	(50)	(56)	(136)
Non-deductible expenses	143	138	133
Other	89	4,158	252
Income tax expense	$2,594	$3,205	$2,369

Consisting of:
Current	$2,021	$2,564	$1,895
Future	573	641	474
	$2,594	$3,205	$2,369

The components of future income taxes, which are the result of temporary differences between the carrying values and the tax values of assets and liabilities, are as follows:

	2005	2004
Future income tax assets:
Inventories	$23	$23
Accounts payable and accrued liabilities	361	241
	384	264
Future income tax liabilities:
Accounts receivable	72	129
Property, plant and equipment	1,428	1,410
Employee future benefits	861	524
Deferred finance charges	618	648
License agreement and goodwill	4,137	3,712
	7,116	6,423
Net future income tax liabilities	$(6,732)	$(6,159)

SIMMONS CANADA INC.
Notes to Financial Statements (continued)
(In thousands of Canadian dollars, except per option amounts)

Years ended December 31, 2005, December 25, 2004 and December 27, 2003

11. Change in non-cash operating working capital:

	2005	2004	2003
Accounts receivable	$1,005	$(263)	$(699)
Inventories	(1,085)	38	515
Prepaid expenses	615	(619)	911
Accounts payable and accrued liabilities	1,956	1,079	38
Income taxes payable	82	(644)	538
	$2,573	$(409)	$1,303

12. Financial instruments:

(a) Interest rate risk:

The Company has exposure to interest rate risk as its credit facility (note 7) is subject to a floating interest rate based on the prime rate of a major Canadian chartered bank plus 1/2%.

SIMMONS CANADA INC.
Notes to Financial Statements (continued)
(In thousands of Canadian dollars, except per option amounts)

Years ended December 31, 2005, December 25, 2004 and December 27, 2003

12. Financial instruments (continued):

(b) Credit risk:

(i) At December 31, 2005 and December 25, 2004, the Company's four major customers accounted for 53% and 64%, respectively, of the outstanding accounts receivable balances and 52%, 55% and 51% of revenue for the years ended December 31, 2005, December 25, 2004, and December 27, 2003, respectively.

Credit risk is controlled by establishing and monitoring customers based on approved credit limits. Anticipated bad debts have been provided for in an allowance for doubtful accounts.

(ii) The Company is also exposed to credit risk in the event of non-performance by its counterparty to the U.S. dollar future exchange contracts and U.S. dollar option contracts (note 12(c)). The Company's risk is mitigated by dealing with a counterparty that is a major Canadian chartered bank.

(c) Foreign exchange risk:

The Company enters into U.S. dollar future exchange contracts to manage its exposure to currency rate fluctuations.

The U.S. dollar future exchange contracts outstanding at December 31, 2005 are as follows:

Nominal amount	U.S. $7,000
Average contract rate to buy U.S. $1.00	$1.1967
Maturity dates	January 3, 2006 to December 18, 2006

SIMMONS CANADA INC.
Notes to Financial Statements (continued)
(In thousands of Canadian dollars, except per option amounts)

Years ended December 31, 2005, December 25, 2004 and December 27, 2003

12. Financial instruments (continued):

(d) Fair values:

The carrying values of cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities, interest payable and dividends payable approximate their fair values due to the short-term maturities of these instruments.

The carrying value of long-term accounts receivable approximates its fair value.

The fair value of capital lease obligations is estimated using discounted cash flow analysis based on the Company's current incremental borrowing rates for similar types of arrangements. The carrying value of capital lease obligations approximates its fair value.

No quoted market price exists for the Notes because they are not traded in an active and liquid market. Simmons estimated the fair market value of the Notes using a discounted cash flow analysis based on Simmons' current incremental borrowing rates for similar type arrangements. The fair market value of the Notes was $57,100 as of December 31, 2005.

The fair value of the outstanding U.S. dollar future exchange contracts is estimated as the amount of any gains or losses that would result if settlement were to take place at the balance sheet date. At December 31, 2005, a settlement loss of $267 exists on the U.S. dollar future exchange contracts. Simmons does not intend to settle any of these contracts prior to maturity (note 1(n)).

13. Subsequent event - sale of Company:

On November 15, 2006, Simmons Bedding Company, a subsidiary of Simmons Company and a leading manufacturer of premium-branded bedding products in the United States, acquired all the securities of Simmons from the Trust (the "Acquisition"). As a result of the Acquisition, the Trust received $136,833 as consideration for the sale of the common shares and long-term debt of Simmons.

SIMMONS CANADA INC.
Notes to Financial Statements (continued)
(In thousands of Canadian dollars, except per option amounts)

Years ended December 31, 2005, December 25, 2004 and December 27, 2003

14. Generally accepted accounting principles in Canada and the United States:

These financial statements have been prepared in accordance with generally accepted accounting principles as applied in Canada ("Canadian GAAP"). In the following respects, generally accepted accounting principles as applied in the United States ("U.S. GAAP") differ from those applied in Canada.

(i) Employee future benefits:

Simmons adopted the CICA Handbook Section 3461, Employee Future Benefits ("Section 3461"), effective January 1, 1999 on a prospective basis. Statement of Financial Accounting Standard ("SFAS") No. 87, Employers' Accounting for Pensions, requires essentially the same accounting treatment as Section 3461, except that the implementation date for the U.S. standard was effective in 1987. Based on the different transition dates, the transitional asset that is being amortized under Canadian GAAP would have been fully recognized under U.S. GAAP as of January 1, 1999.

Additionally, under U.S. GAAP, a minimum pension liability is recognized if the accumulated benefit obligation exceeds the market value of the plan assets, to the extent that the liability recorded in the balance sheet is less than the minimum liability. Any portion of this additional liability that relates to unrecognized prior service cost is recognized as an intangible asset while the remainder is charged to other comprehensive income. Canadian GAAP has no such requirement and does not have the concept of comprehensive income. The market value of the plan assets for each of Simmons' pension plans exceeded the accumulated benefit obligation so a minimum pension liability was not necessary under U.S. GAAP.

(ii) Accounting for derivative instruments and hedging activities:

Simmons designates its forward contracts to purchase U.S. dollars as economic hedges and accounted for the forward contracts using the settlement method as allowed by CICA Accounting Guideline 13, Hedging Relationships. Under the settlement method, the forward contracts were recognized when the contracts settled. U.S. GAAP requires a company to recognize all derivative instruments, whether designated in a hedging relationship or not, on the balance sheet at fair value. Due to certain U.S. documentation requirements in relation to measuring ineffectiveness, Simmons' forward contracts do not qualify for hedge accounting under U.S. GAAP. The change in fair value of the forward contracts is reported in current year income. As of December 31, 2005 and December 25, 2004, the fair value of Simmons' forward contracts was ($267) and ($790), respectively.

SIMMONS CANADA INC.
Notes to Financial Statements (continued)
(In thousands of Canadian dollars, except per option amounts)

Years ended December 31, 2005, December 25, 2004 and December 27, 2003

14. Generally accepted accounting principles in Canada and the United States (continued):

(iii) Trust options:

Prior to the adoption of CICA Handbook Section 3870, Stock-Based Compensation ("Section 3870"), on January 1, 2004, Simmons utilized the intrinsic value method of accounting to record compensation expense associated with the granting of options to employees and directors to acquire units of the Trust. Under the intrinsic value method, no compensation expense was recorded on the options since the exercise price of the options equaled the intrinsic value of the award on date of grant. After the adoption of Section 3870, Simmons adopted the fair value method of accounting for options, whereby the fair value of the award was measured on the date of grant and recognized over the vesting period. Any compensation expense recognized from the awards resulted in a corresponding credit to Simmons' contributed surplus. Prior to the adoption of SFAS No. 123R, Share-Based Payment ("SFAS 123R"), on January 1, 2006, companies could utilize either the fair value method or the intrinsic value method under U.S. GAAP. For purposes of this reconciliation, Simmons utilized the intrinsic value method under U.S. GAAP and would not have recognized compensation expense or contributed surplus in 2004 and 2005.

(a) Statements of income:

	2005	2004

Net income based on canadian GAAP	$4,479	$4,705
Impact on net income of U.S. GAAP adjustments:	(171)	(171)
Employee future benefits (i)	523	55
Derivative instruments (ii)	92	102
Trust option expense (iii)	(120)	40
Tax effect of the above adjustments	$4,803	$4,731

SIMMONS CANADA INC.
Notes to Financial Statements (continued)
(In thousands of Canadian dollars, except per option amounts)

Years ended December 31, 2005, December 25, 2004 and December 27, 2003

14. Generally accepted accounting principles in Canada and the United States (continued):

(b) The impact of the U.S. GAAP differences discussed above on shareholder's equity is as follows:

	2005	2004

Shareholder's equity based on Canadian GAAP	$21,367	$19,673
Impact on shareholder's equity of U.S. GAAP adjustments:
Employee future benefits (i)	1,801	1,972
Derivative instruments (ii)	(267)	(790)
Trust option expense (iii)	417	325
Contributed surplus (iii)	(417)	(325)
Tax effect of the above adjustments	(523)	(403)
Shareholder's equity based on U.S. GAAP	$22,378	$20,452

(c) Balance sheets:

	2005	2004
Assets (Employee future benefits):
Balance, in accordance with Canadian GAAP	$2,576	$1,565
Adjustment in accordance with U.S. GAAP (i)	1,801	1,972
Balance, in accordance with U.S. GAAP	$4,377	$3,537

Liabilities (Unrealized loss on forward currency contract):
Adjustment in accordance with U.S. GAAP (ii)	$267	$790
Balance, in accordance with U.S. GAAP	$267	$790

Future income taxes:
Balance, in accordance with Canadian GAAP	$6,732	$6,159
Adjustment in accordance with U.S. GAAP	523	403
Balance in accordance with U.S. GAAP	$7,255	$6,562

SIMMONS CANADA INC.
Notes to Financial Statements (continued)
(In thousands of Canadian dollars, except per option amounts)

Years ended December 31, 2005, December 25, 2004 and December 27, 2003

14. Generally accepted accounting principles in Canada and the United States (continued):

(d) Other comprehensive income:

Comprehensive income is recognized and measured under U.S. GAAP pursuant to SFAS No. 130, Reporting Comprehensive Income. This standard defines comprehensive income as all changes in equity other than those resulting from investments by owners and distributions to owners. Comprehensive income is comprised of two components, net income and other comprehensive income ("OCI"). OCI refers to amounts that are recorded as an element of shareholder's equity but are excluded from net income because these transactions or events were attributed to changes from non-owner sources. Comprehensive income is equivalent to net income in 2005 and 2004.

(e) Impact of recent United States accounting pronouncements:

In December 2004, the FASB issued SFAS 123R, which requires an entity to recognize in the income statement the grant-date fair value of stock options and other equity-based compensation issued to employees. SFAS 123R eliminates an entity's ability to account for share-based compensation transactions using the intrinsic value method of accounting in APB Option No. 26, Accounting for Stock Issued to Employees, which was permitted under SFAS 123, as originally issued. Entities that adopt the fair value-based method of accounting must use either the modified prospective or the modified retrospective transition method. The Company will adopt the policy on January 1, 2006, under the modified prospective method.

In March 2005, FASB issued FIN 47, Accounting for Conditional Asset Retirement Obligations - an interpretation of FASB No. 143. FIN 47 clarifies that the term "conditional asset retirement obligation" as used in SFAS No. 143 refers to a legal obligation to perform an asset retirement activity in which the timing and/or method of settlement is conditional on a future event that may or may not be within the control of the entity. It also clarifies when an entity would have sufficient information to reasonably estimate the fair value of an asset retirement obligation. Adopting the clarification under this interpretation had no impact on the U.S. GAAP financial statements of the Company.

SIMMONS CANADA INC.
Notes to Financial Statements (continued)
(In thousands of Canadian dollars, except per option amounts)

Years ended December 31, 2005, December 25, 2004 and December 27, 2003

14. Generally accepted accounting principles in Canada and the United States (continued):

In May 2005, FASB issued SFAS No. 154, Accounting Changes and Error Corrections - a replacement of APB Opinion No. 20 and SFAS No. 3, which is effective for fiscal years beginning after December 15, 2005. SFAS No. 154 changes the requirements for the accounting for and reporting of a change in accounting principle and error correction. It establishes, unless impracticable, retrospective application as the required method for reporting a change in accounting principle in the absence of explicit transition requirements specific to the newly adopted accounting principle. Adopting the provisions under SFAS No. 154, as of January 1, 2006, will have no impact on the U.S. GAAP financial statements of the Company.

In July 2006, FASB issued FIN 48, Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109, which is effective for fiscal years beginning after December 15, 2006. This interpretation provides guidance for the financial statement recognition, measurement, presentation and disclosure of uncertain tax positions taken or expected to be taken in income tax returns. The Company is in the process of evaluating the impact of this guidance on its financial position and results of operations.

In September 2006, FASB issued SFAS No. 157, Fair Value Measurements, which is effective for fiscal years beginning after November 15, 2007. This statement defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. The Company is in the process of assessing the impact of the application of SFAS No. 157, and it is not expected to have a material effect on the U.S. GAAP financial statements of the Company.

In September 2006, FASB issued SFAS No. 158, Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans - an amendment of FASB Statements No. 87, 88, 106 and 132(R), which is effective for fiscal years ending after December 15, 2006. This statement requires an employer to recognize the overfunded or underfunded status of a defined postretirement plan (other than a multi-employer plan) as an asset or liability on its balance sheet and to recognize changes in the funded status in the year in which the changes occur through comprehensive income. The plan assets and benefit obligations will be measured as of the balance sheet date. SFAS No. 158 will be effective for Simmons at the beginning of fiscal year 2007. No similar standard exists under Canadian GAAP. The Company is in the process of evaluating the impact of this guidance on the U.S. GAAP financial statements of the Company.

In September 2006, the Securities Exchange Commission staff issued Staff Accounting Bulletin ("SAB") Topic-IN, Financial Statements - Considering the Effects of Prior Year Misstatements When Quantifying Misstatements in Current Year Financial Statements ("SAB 108"), which addresses how to quantify the effect of an error on the financial statements. SAB 108 is effective for fiscal years ending after December 31, 2006. SAB 108 had no impact on the Company's U.S. GAAP financial statements.

SIMMONS CANADA INC.
Balance Sheets
(In thousands of Canadian dollars)

	September 30, 2006	December 31, 2005
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents (note 2)	$5,657	$6,257
Accounts receivable	24,555	21,081
Inventories	5,260	6,183
Prepaid expenses	1,445	1,546
Loan to shareholder	539	135
	37,456	35,202

Property, plant and equipment	14,719	14,076
Employee future benefits (note 4)	2,857	2,576
Deferred finance charges	1,786	1,850
License agreement	25,416	25,416
Goodwill	13,941	13,941
	$96,175	$93,061

LIABILITIES AND
STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$14,054	$13,304
Income taxes payable	-	279
Interest payable	500	500
Dividends payable	206	200
	14,760	14,283

Capital lease obligations	303	679
Long-term debt	50,000	50,000
Future income taxes	6,489	6,732

Stockholders' equity:
Share capital:
Authorized unlimited common shares
Issued and outstanding: 7,655,000	257	257
Contributed surplus (note 3)	494	417
Retained earnings	23,872	20,693
	24,623	21,367

Subsequent event (note 6)
	$96,175	$93,061

See accompanying notes to financial statements.

SIMMONS CANADA INC.
Statements of Income
(In thousands of Canadian dollars)

	Nine months ended
	September 30, 2006	September 24, 2005
	(Unaudited)
Revenue	$105,834	$99,839
Cost of products sold	79,316	71,074
	26,518	28,765

Expenses:
Selling, general and administrative	14,914	15,235
Interest	4,565	4,529
Amortization:
Property, plant and equipment	1,285	1,848
Deferred finance charges	64	63
	20,828	21,675

Income before income taxes	5,690	7,090

Income taxes:
Current	1,345	2,028
Future	(243)	572
	$1,102	$2,600

Net income	$4,588	$4,490

See accompanying notes to financial statements

SIMMONS CANADA INC.
Statement of Shareholder’s Equity
(In thousands of Canadian dollars, except common shares)

	Common shares
(Unaudited)	Number	Amount	Contributed surplus	Retained earnings	Total shareholder's equity
Balance, December 31, 2005	7,655,000	$257	$417	$20,693	$21,367
Net Income	-	-	-	4,588	4,588
Options (note 3)	-	-	77	-	77
Dividends	-	-	-	(1,409)	(1,409)
Balance, September 30, 2006	7,655,000	$257	$494	$23,872	$24,623

	Common shares
(Unaudited)	Number	Amount	Contributed surplus	Retained earnings	Total shareholder's equity
Balance, December 25, 2004	7,655,000	$257	$325	$19,091	$19,673
Net Income	-	-	-	4,490	4,490
Options (note 3)	-	-	65	-	65
Dividends	-	-	-	(2,412)	(2,412)
Balance, September 24,2005	7,655,000	$257	$390	$21,169	$21,816

See accompanying notes to financial statements.

SIMMONS CANADA INC.
Statements of Cash Flows
(In thousands of Canadian dollars)

	Nine months ended
	September 30, 2006	September 24, 2005
Cash provided by (used in):	(Unaudited)

Operating activities:
Net income	$4,588	$4,490
Items not affecting cash:
Amortization:
Property, plant and equipment	1,285	1,848
Deferred finance charges	64	63
Gain on sale of property, plant and equipment	(10)	(6)
Employee future benefits	(281)	(475)
Options	77	65
Provision for bad debts and allowances, net	255	(676)
Future income taxes	(243)	572
Change in non-cash operating working capital (note 5)	(2,092)	(730)
	3,643	5,151

Financing activities:
Loan to shareholder	(404)	-
Dividends	(1,403)	(3,180)
Repayment of capital lease obligations	(518)	(566)
	(2,325)	(3,746)
Investing activities:
Purchase of property, plant and equipment	(1,929)	(1,090)
Proceeds from sale of property, plant and equipment	11	15
	(1,918)	(1,075)

Increase (decrease) in cash and cash equivalents	(600)	330

Cash and cash equivalents, beginning of year	6,257	4,036

Cash and cash equivalents, end of year	$5,657	$4,366

Supplemental cash flow information:
Interest paid	$4,501	$4,509
Interest paid on capital leases	63	104
Income taxes paid	1,821	1,454
Interest received	68	25

SIMMONS CANADA INC.
Notes to Financial Statements
(In thousands of Canadian dollars, except per option information)

Nine months ended September 30, 2006 and September 24, 2005
(Unaudited)

Simmons Canada Inc. (the "Company" or "Simmons"), incorporated under the laws of Ontario, is wholly owned by SCI Income Trust (the "Trust"), an open-ended, limited purpose trust established under the laws of the Province of Ontario to invest in the securities of the Company and qualifies as a mutual fund trust for the purposes of the Income Tax Act (Canada). Under an administration agreement between the Company and the Trust dated October 16, 1997, the Company acts as an administrative agent to the Trust. Simmons operates within Canada, primarily in the manufacture and sale of mattresses. On November 15, 2006, Simmons was acquired by Simmons Bedding Company, a subsidiary of Simmons Company (note 6).

1. Significant accounting policies:

The accounting policies used in the preparation of the interim financial statements conform with those used in the Company's annual financial statements. These interim financial statements do not include all of the disclosures included in the Company's annual financial statements. Accordingly, these interim financial statements should be read in conjunction with the Company's annual financial statements.

The financial statements of the Company have been prepared in accordance with Canadian generally accepted accounting principles and vary in certain respects from accounting principles generally accepted in the United States of America (note 7).

Revenue recognition:

Revenue from sales of products is recognized, net of estimated returns, when title and risk of ownership passes to customers, which is generally at the time the products are shipped. The Company accrues for the estimated costs of warranties, co-op advertising costs, and promotional monies at the time the corresponding sales are recognized. Revenue is presented net of rebates, returns, co-op advertising costs and promotional monies.

Effective January 1, 2006, Simmons adopted the abstract issued by the Emerging Issues Committee EIC - 156, Accounting by a Vendor for Consideration Given to a Customer. This abstract provides guidance to determine when consideration is recorded as an adjustment of the selling price to the customer and when consideration is recorded as a cost incurred by a vendor to sell the product. The adoption of this abstract resulted in a reclassification of certain marketing costs from an expense to a reduction in revenue in the amount of $5,199 and $4,082 for the nine months ended September 30, 2006 and September 24, 2005, respectively, with no impact on net income. This change was applied retroactively after September 24, 2005 and resulted in a reclassification of prior periods.

SIMMONS CANADA INC.
Notes to Financial Statements (continued)
(In thousands of Canadian dollars, except per option information)

Nine months ended September 30, 2006 and September 24, 2005
(Unaudited)

2. Cash and cash equivalents:

	September 30, 2006	December 31, 2005
Cash	$2,562	$3,665
Short-term investments	3,095	2,592
	$5,657	$6,257

3. Options:

The following summarizes the options outstanding as of September 30, 2006:

	Options outstanding			Options exercisable
Issue date	Number of options	Weighted average exercise price per option	Weighted average remaining contractual life (years)	Number of options	Weighted average exercise price per option

October 26, 2000	79,000	$10.35	1.1	79,000	$10.35
November 19, 2002	132,000	11.34	3.1	132,000	11.34
October 21, 2003	132,000	9.45	4.1	88,000	9.45
May 26, 2005	138,000	13.39	5.7	46,000	13.39
May 26, 2006	91,500	11.92	6.6	-	-
	572,500	$11.35	4.2	345,000	$10.91

Options to purchase units of the Trust are issued to employees and directors of the Company and, accordingly, stock-based compensation expense is recorded in the Company's financial statements with a corresponding amount recognized in contributed surplus.

The Company applies the fair value method to account for the options and, accordingly, compensation cost of $77 has been recorded for the nine months ended September 30, 2006 compared to $65 for the nine months ended September 24, 2005.

SIMMONS CANADA INC.
Notes to Financial Statements (continued)
(In thousands of Canadian dollars, except per option information)

Nine months ended September 30, 2006 and September 24, 2005
(Unaudited)

 3. Options (continued):

The Trust issued 91,500 options to the Company's employees with an exercise price of $11.92 on May 25, 2006. The Trust issued 138,000 options with an exercise price of $13.39 on May 26, 2005. Options granted vest at the rate of one-third per year over the three-year period following the grant date. The options expire within seven years of the grant date. The grant date fair market value of the options issued during the nine months ended September 30, 2006 and September 24, 2005 was $1.00 per unit.

The options granted were valued using the Black-Scholes option pricing model with the following weighted average assumptions:

	September 30, 2006	September 24, 2005
	(Unaudited)
Risk-free interest rate	4.2%	3.3%
Expected volatility	21.2%	20.2%
Expected life	4 years	4 years
Expected distributions	8.8%	9.2%

The Black-Scholes option pricing model was developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable. Option pricing models require estimates which are highly subjective, including expected volatility of the underlying stock. The Trust bases estimates of volatility on historical rates trended into future years. Changes in assumptions can materially affect estimates of fair values.

Subsequent to November 14, 2006, all options vested and were exercised (note 6).

SIMMONS CANADA INC.
Notes to Financial Statements (continued)
(In thousands of Canadian dollars, except per option information)

Nine months ended September 30, 2006 and September 24, 2005
(Unaudited)

4. Employee future benefits:

For the nine months ended September 30, 2006 and September 24, 2005, the Company expensed $1,388 and $1,114, respectively, related to the Company's defined benefit portion of its registered pension plan, retirement compensation arrangement for certain senior officials and supplemental executive retirement plan for certain officers. For the nine months ended September 30, 2006 and September 24, 2005, the Company expensed $614 and $585, respectively, related to the Company's defined contribution portion of its registered pension plan and the Company's participation in the multi-employer defined benefit plan.

Total cash payments for employee future benefits for the nine months ended September 30, 2006 and September 24, 2005 were $2,266 and $2,185, respectively.

5. Statements of cash flows:

    The change in non-cash operating working capital is as follows:

	September 30, 2006	September 24, 2005
	(Unaudited)
Accounts receivable	$(3,729)	$(1,852)
Inventories	923	(1,071)
Prepaid expenses	101	591
Accounts payable and accrued liabilities	892	1,028
Income taxes payable	(279)	574
	$(2,092)	$(730)

6. Subsequent event - sale of the Company:

On November 15, 2006, Simmons Bedding Company, a subsidiary of Simmons Company and a leading manufacturer of premium-branded bedding products in the United States, acquired all the securities of Simmons from the Trust (the "Acquisition"). As a result of the Acquisition, the Trust received $136,833 as consideration for the sale of the common shares and long-term debt of Simmons.

SIMMONS CANADA INC.
Notes to Financial Statements (continued)
(In thousands of Canadian dollars, except per option information)

Nine months ended September 30, 2006 and September 24, 2005
(Unaudited)

7. Generally accepted accounting principles in Canada and the United States:

These financial statements have been prepared in accordance with generally accepted accounting principles as applied in Canada ("Canadian GAAP"). In the following respects, generally accepted accounting principles as applied in the United States ("U.S. GAAP") differ from those applied in Canada.

(i) Employee future benefits:

Simmons adopted The Canadian Institute of Chartered Accountants' ("CICA") Handbook Section 3461, Employee Future Benefits ("Section 3461"), effective January 1, 1999 on a prospective basis. Statement of Financial Accounting Standard ("SFAS") No. 87, Employers' Accounting for Pensions ("SFAS 87"), require essentially the same accounting treatment as Section 3461, except that the implementation dates for the U.S. standards were effective in 1987 and 1993. Based on the different transition dates, the transitional asset that is being amortized under Canadian GAAP would have been fully recognized under U.S. GAAP as of January 1, 1999.

Additionally, under U.S. GAAP, a minimum pension liability is recognized, if the accumulated benefit obligation exceeds the market value of the plan assets, to the extent that the liability recorded in the balance sheet is less than the minimum liability. Any portion of this additional liability that relates to unrecognized prior service cost is recognized as an intangible asset while the remainder is charged to other comprehensive income. Canadian GAAP has no such requirement and does not have the concept of comprehensive income. The market value of the plan assets for each of Simmons' pension plans exceeded the accumulated benefit obligation so a minimum pension liability was not necessary under U.S. GAAP.

SIMMONS CANADA INC.
Notes to Financial Statements (continued)
(In thousands of Canadian dollars, except per option information)

Nine months ended September 30, 2006 and September 24, 2005
(Unaudited)

7. Generally accepted accounting principles in Canada and the United States (continued):

    (ii) Accounting for derivative instruments and hedging activities:

Simmons designates its forward contracts to purchase U.S. dollars as economic hedges and accounted for the forward contracts using the settlement method as allowed by CICA Accounting Guideline 13, Hedging Relationships. Under the settlement method, the forward contracts were recognized when the contracts settled. U.S. GAAP requires a company to recognize all derivative instruments, whether designated in a hedging relationship or not, on the balance sheet at fair value. Due to certain U.S. documentation requirements in relation to measuring ineffectiveness, Simmons' forward contracts do not qualify for hedge accounting under U.S. GAAP. The change in fair value of the forward contracts is reported in current period income. As of September 30, 2006 and September 24, 2005, the fair value of Simmons' forward contracts was a liability of ($125) and ($327), respectively.

(iii) Trust options:

Prior to the adoption of CICA Section 3870, Stock-Based Compensation ("Section 3870") on January 1, 2004, Simmons utilized the intrinsic value method of accounting to record compensation expense associated with the granting of options to employees and directors to acquire units of the Trust. Under the intrinsic value method, no compensation expense was recorded on the options since the exercise price of the option equalled the intrinsic value of the award on date of grant. After the adoption of Section 3870, Simmons adopted the fair value method of accounting for options, whereby the fair value of the award was measured on the date of grant and recognized over the vesting period. Any compensation expense recognized from the awards resulted in a corresponding credit to Simmons' contributed surplus. Prior to the adoption of Statement of Financial Accounting Standards No. 123R (revised 2004) ("SFAS 123R"), Share-Based Payment ("SFAS 123R"), on January 1, 2006, companies could utilize either the fair value method or the intrinsic value method under U.S. GAAP. For purposes of this reconciliation, Simmons utilized the intrinsic value method under U.S. GAAP and would not have recognized compensation expense or contributed surplus in 2005. The Company adopted of SFAS 123R on January 1, 2006, under the modified prospective method which required all new awards and unvested awards to use the fair value-based method. As a result, there is no difference between Canadian and U.S. GAAP for the period ended September 30, 2006.

SIMMONS CANADA INC.
Notes to Financial Statements (continued)
(In thousands of Canadian dollars, except per option information)

Nine months ended September 30, 2006 and September 24, 2005
(Unaudited)

7. Generally accepted accounting principles in Canada and the United States (continued):

(a) Statements of income:

	September 30, 2006	September 24, 2005
	(Unaudited)
Net income based on canadian GAAP	$4,588	$4,490
Impact on net income of U.S. GAAP adjustments:
Employee future benefits (i)	(128)	(128)
Derivative instruments (ii)	142	463
Trust option expense (iii)	-	65
Tax effect of the above adjustments	(5)	(114)
	$4,597	$4,776

(b) The impact of the U.S. GAAP differences discussed above on shareholder's equity is as follows:

	September 30, 2006	December 31, 2005
	(Unaudited)
Shareholder's equity based on Canadian GAAP	$24,623	$21,367
Impact on shareholder's equity of U.S. GAAP adjustments:
Employee future benefits (i)	1,673	1,801
Derivative instruments (ii)	(125)	(267)
Trust option expense (iii)	417	417
Contributed surplus (iii)	(417)	(417)
Tax effect of the above adjustments	(528)	(523)
Shareholder's equity based on U.S. GAAP	$26,643	$22,378

SIMMONS CANADA INC.
Notes to Financial Statements (continued)
(In thousands of Canadian dollars, except per option information)

Nine months ended September 30, 2006 and September 24, 2005
(Unaudited)

7. Generally accepted accounting principles in Canada and the United States (continued):

(c) Balance sheets:

		September 30, 2006	December 31, 2005
		(Unaudited)
Assets:
Employee future benefits:	:
Balance, in accordance with Canadian GAAP		$2,857	$2,576
Adjustment in accordance with U.S. GAAP		1,673	1,801
Balance, in accordance with U.S. GAAP		$4,530	$4,377

Liabilities:
Unrealized loss on forward currency contract:
Adjustment in accordance with U.S. GAAP		$125	$267
Balance, in accordance with U.S. GAAP		$125	$267

Future income taxes:
Balance, in accordance with Canadian GAAP		$6,489	$6,732
Adjustment in accordance with U.S. GAAP		528	523
Balance in accordance with U.S. GAAP		$7,017	$7,255

(d) Other comprehensive income:

Comprehensive income is recognized and measured under U.S. GAAP pursuant to SFAS No. 130, Reporting Comprehensive Income. This standard defines comprehensive income as all changes in equity other than those resulting from investments by owners and distributions to owners. Comprehensive income is comprised of two components, net income and other comprehensive income ("OCI"). OCI refers to amounts that are recorded as an element of shareholder's equity but are excluded from net income because these transactions or events were attributed to changes from non-owner sources. Comprehensive income is equivalent to net income in 2006 and 2005.

SIMMONS CANADA INC.
Notes to Financial Statements (continued)
(In thousands of Canadian dollars, except per option information)

Nine months ended September 30, 2006 and September 24, 2005
(Unaudited)

7. Generally accepted accounting principles in Canada and the United States (continued):

(e) Impact of recent United States accounting pronouncements:

In December 2004, the FASB issued SFAS 123R, which requires an entity to recognize in the income statement the grant-date fair value of stock options and other equity-based compensation issued to employees. SFAS 123R eliminates an entity's ability to account for share-based compensation transactions using the intrinsic value method of accounting in APB Option No. 26, Accounting for Stock Issued to Employees, which was permitted under SFAS 123, as originally issued. Entities that adopt the fair value-based method of accounting must use either the modified prospective or the modified retrospective transition method. The Company adopted the policy on January 1, 2006 under the modified prospective method (note 7(iii)).

In March 2005, FASB issued FIN 47, Accounting for Conditional Asset Retirement Obligations - an interpretation of FASB No. 143. FIN 47 clarifies that the term "conditional asset retirement obligation" as used in SFAS No. 143 refers to a legal obligation to perform an asset retirement activity in which the timing and/or method of settlement is conditional on a future event that may or may not be within the control of the entity. It also clarifies when an entity would have sufficient information to reasonably estimate the fair value of an asset retirement obligation. Adopting the clarification under this interpretation had no impact on the U.S. GAAP financial statements of the Company.

In May 2005, FASB issued SFAS No. 154, Accounting Changes and Error Corrections - a replacement of APB Opinion No. 20 and SFAS No. 3, which is effective for fiscal years beginning after December 15, 2005. SFAS No. 154 changes the requirements for the accounting for and reporting of a change in accounting principle and error correction. It establishes, unless impracticable, retrospective application as the required method for reporting a change in accounting principle in the absence of explicit transition requirements specific to the newly adopted accounting principle. Adopting the provisions under SFAS No. 154, as of January 1, 2006, had no impact on the U.S. GAAP financial statements of the Company.

SIMMONS CANADA INC.
Notes to Financial Statements (continued)
(In thousands of Canadian dollars, except per option information)

Nine months ended September 30, 2006 and September 24, 2005
(Unaudited)

7. Generally accepted accounting principles in Canada and the United States (continued):

In July 2006, FASB issued FIN 48, Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109, which is effective for fiscal years beginning after December 15, 2006. This interpretation provides guidance for the financial statement recognition, measurement, presentation and disclosure of uncertain tax positions taken or expected to be taken in income tax returns. The Company is in the process of evaluating the impact of this guidance on its financial position and results of operations.

In September 2006, FASB issued SFAS No. 157, Fair Value Measurements, which is effective for fiscal years beginning after November 15, 2007. This statement defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. The Company is in the process of assessing the impact of the application of SFAS No. 157, and it is not expected to have a material effect on the U.S. GAAP financial statements of the Company.

In September 2006, FASB issued SFAS No. 158, Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans - an amendment of FASB Statements No. 87, 88, 106 and 132(R), which is effective for fiscal years ending after December 15, 2006. This statement requires an employer to recognize the overfunded or underfunded status of a defined postretirement plan (other than a multi-employer plan) as an asset or liability on its balance sheet and to recognize changes in the funded status in the year in which the changes occur through comprehensive income. The plan assets and benefit obligations will be measured as of the balance sheet date. SFAS No. 158 will be effective for Simmons at the beginning of fiscal year 2007. No similar standard exists under Canadian GAAP. The Company is in the process of evaluating the impact of this guidance on the U.S. GAAP financial statements of the Company.

In September 2006, the Securities and Exchange Commission staff issued Staff Accounting Bulletin ("SAB") Topic-IN, Financial Statements - Considering the Effects of Prior Year Misstatements When Quantifying Misstatements in Current Year Financial Statements ("SAB 108"), which addresses how to quantify the effect of an error on the financial statements. SAB 108 is effective for fiscal years ending after December 31, 2006. SAB 108 had no impact on the Company's U.S. GAAP financial statements.

Unaudited Pro Forma Condensed Combined Financial Statements

On November 15, 2006, Simmons Bedding, a wholly-owned indirect subsidiary of Simmons, acquired Simmons Canada, a former licensee of the Company that is one of the leading manufacturers of mattresses in Canada, for Cnd.$136.8 million (U.S.$120.4 million in cash at an exchange rate of Cnd.$1.1369 to U.S.$1.00) (the “Acquisition”). The Acquisition was funded from cash on hand at the date of the Acquisition and $20.0 million borrowings on Simmons’ revolving loan. On August 29, 2006, the Company sold its subsidiary, Sleep Country USA, (“SCUSA”), to an affiliate of The Sleep Train, Inc. (“Sleep Train”) for net cash proceeds of $52.1 million (the “Disposition”). The Disposition resulted in the Company selling all of its retail bedding segment assets. The Acquisition and Disposition collectively are referred to as the Transactions.

The following unaudited pro forma condensed combined balance sheet gives effect to the Transactions as if they occurred on September 30, 2006. The accompanying unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2006 and the year ended December 31, 2005 give effect to the Transactions as if they occurred on December 26, 2004, the first day of Simmons’ fiscal year ended December 31, 2005. The unaudited pro forma condensed combined financial statements include adjustments directly attributable to the Transactions. The pro forma adjustments are described in the accompanying notes. The pro forma adjustments are based upon available information and assumptions that the Company believe are reasonable under the circumstances.

The unaudited pro forma condensed combined balance sheet was prepared by combining the historical consolidated balance sheets as of September 30, 2006 of Simmons and Simmons Canada, assuming the Transactions had occurred on September 30, 2006. The pro forma condensed combined statement of operations for the nine months ended September 30, 2006 and the year ended December 31, 2005, have been prepared by combining Simmons’ consolidated statement of operations for the nine months ended September 30, 2006 and the year ended December 31, 2005 with Simmons Canada’s corresponding financial statements for the nine months ended September 30, 2006 and year ended December 31, 2005, respectively, and deducting SCUSA’s corresponding results of operations for the nine months ended September 30, 2006 and year ended December 31, 2005, respectively, assuming the Transactions had occurred on December 26, 2004.

Simmons Canada’s historical consolidated financial statements are presented in Canadian dollars and were prepared in accordance with accounting principles generally accepted in Canada (“Canadian GAAP”), which differs in certain respects from accounting principles generally accepted in the U.S. (“U.S. GAAP”). Simmons’ condensed combined financial statements are presented in U.S. dollars and were prepared in accordance with U.S. GAAP. As described in Notes 2 and 3 to these unaudited pro forma condensed combined financial statements, Simmons Canada's historical consolidated financial statements were reconciled to U.S. GAAP and were translated from Cdn.$ to U.S.$. As presented in Notes 2 and 3 to the unaudited pro forma condensed combined financial statements, pro forma adjustments have been made to the financial statements of Simmons Canada to conform to the Company’s presentation under U.S. GAAP. Unless otherwise stated, all amounts shown in this section are in U.S. $ and in accordance with U.S. GAAP.

Under purchase accounting, the purchase price, including directly related transaction costs, is allocated to the tangible and intangible assets acquired and liabilities assumed based upon their respective fair market values as of November 15, 2006 (the “Acquisition Date”). For purposes of the pro forma presentation, the purchase price and allocation of purchase price was calculated as of September 30, 2006 to comply with Article 11 of Regulation S-X. Accordingly, the amounts shown herein will differ from the purchase price and allocation of purchase price as of the Acquisition Date. For the pro forma information included herein, an allocation of the purchase price has been made based on management estimates and preliminary valuations of the fair value of the assets acquired and liabilities assumed as of a September 30, 2006 acquisition date. Additional costs related to potential reorganization and restructuring have not been reflected in this initial purchase price allocation since final decisions have not been made. The final purchase price allocation, which will be finalized as soon as practible, and its effects on Simmons’ results of operations may differ significantly from the pro forma amounts included herein, although the pro forma amounts represent management’s best estimate as of the date of this Form 8-K/A.

The unaudited pro forma condensed combined statement of operations do not reflect significant operational and administrative cost savings ("synergies") that management estimates may be achieved as a result of the Transactions, or non-recurring one-time costs that may be incurred as a direct result of the Transactions.

The unaudited pro forma financial statements are based on historical financial statements. This unaudited pro forma financial statements does not purport to represent what the financial position or results of operations of Simmons’ would have been had the Transactions actually occurred on the date indicated, nor do they purport to project the financial position or results of operations for any future period. The unaudited pro forma condensed combined financial statements should be read in conjunction with the historical consolidated financial statements of Simmons, included in the Company’s Form 10-K dated December 31, 2005 and Form 10-Q dated September 30, 2006, and Simmons Canada’s historical financial statements included with this Form 8-K/A.

Simmons Company
Unaudited Pro Forma Condensed Combined Balance Sheet
As of September 30, 2006
(in U.S. $ thousands)

	Simmons Company	Simmons Canada (U.S. GAAP)	Acquisition Pro forma Adjustments	Pro forma
		(Note 2)	(Note 5)
ASSETS
Current assets:
Cash and cash equivalents	$101,680	$5,072	$(97,544)	$9,208
Accounts receivable, net	84,860	22,846	-	107,706
Inventories	24,819	4,716	(484)	29,051
Other current assets	20,319	3,037	(627)	22,729
Total current assets	231,678	35,671	(98,655)	168,694

Property, plant and equipment, net	54,230	13,197	4,942	72,369
Goodwill	481,211	12,500	23,134	515,845
Intangible assets, net	532,963	22,788	41,230	596,981
Other assets	34,755	5,663	(4,848)	35,570
	$1,334,837	$89,819	$(34,197)	$1,390,459

LIABILITIES AND
STOCKHOLDERS' EQUITY
Current liabilities:
Current maturities of long-term debt	$413	$477	$-	$890
Accounts payable	45,107	4,744	-	49,851
Accrued liabilities	64,485	10,213	4,784	79,482
Total current liabilities	110,005	15,434	4,784	130,223

Non-current liabilities:
Long-term debt	891,221	45,102	(24,830)	911,493
Deferred income taxes	165,026	6,291	5,737	177,054
Other	13,536	-	3,104	16,640
Total liabilities	1,179,788	66,827	(11,205)	1,235,410

Stockholders' equity:	155,049	22,992	(22,992)	155,049
	$1,334,837	$89,819	$(34,197)	$1,390,459

See accompanying notes to these unaudited pro forma condensed combined financial statements.

Simmons Company
Unaudited Pro Forma Condensed Combined Statements of Operations
For the Nine Months Ended September 30, 2006
(in U.S.$ thousands)

	Simmons Company	Simmons Canada (U.S. GAAP)	SCUSA Pro forma Adjustments	Acquisition Pro forma Adjustments	Pro forma
		(Note 3)	(Note 6)	(Note 5)
Net sales	$736,835	$93,502	$(48,964)	$-	$781,373
Cost of products sold	411,051	71,505	(16,082)	1,049	467,523
Gross profit	325,784	21,997	(32,882)	(1,049)	313,850

Operating expenses:
Selling, general and administrative expenses	236,628	13,390	(28,554)	139	221,603
Gain on sale of Sleep Country USA	(43,834)	-	43,834	-	-
Amortization of intangibles	4,220	-	(221)	754	4,753
Licensing fees	(6,498)	(516)	-	574	(6,440)
	190,516	12,874	15,059	1,467	219,916

Operating income	135,268	9,123	(47,941)	(2,516)	93,934

Interest expense, net	61,932	4,087	(4)	(2,886)	63,129
Income before income taxes	73,336	5,036	(47,937)	370	30,805
Income tax expense	22,920	977	(13,801)	126	10,223
Net income	$50,416	$4,059	$(34,136)	$244	$20,583

See accompanying notes to these unaudited pro forma condensed combined financial statements.

Simmons Company
Unaudited Pro Forma Condensed Combined Statements of Operations
For the Year Ended December 31, 2005
(in U.S. $ thousands)

	Simmons Company	Simmons Canada (U.S. GAAP)	SCUSA Pro forma Adjustments	Acquisition Pro forma Adjustments	Pro forma
		(Note 3)	(Note 6)	(Note 5)
Net sales	$855,276	$108,463	$(67,153)	$-	$896,586
Cost of products sold	482,710	80,424	(22,248)	954	541,840
Gross profit	372,566	28,039	(44,905)	(954)	354,746

Operating expenses:
Selling, general and administrative expenses	299,685	17,414	(38,209)	(43)	278,847
Amortization of intangibles	5,693	-	(336)	1,005	6,362
Licensing fees	(9,128)	(726)	-	701	(9,153)
	296,250	16,688	(38,545)	1,663	276,056

Operating income	76,316	11,351	(6,360)	(2,617)	78,690

Interest expense, net	70,355	5,146	(14)	(3,512)	71,975
Income before income taxes	5,961	6,205	(6,346)	895	6,715
Income tax expense	2,636	2,240	(2,191)	305	2,990
Net income	$3,325	$3,964	$(4,155)	$590	$3,724

See accompanying notes to these unaudited pro forma condensed combined financial statements.

Notes to the Unaudited Pro Forma Condensed Combined Financial statements

1. Pro Forma Acquisition

The translation of the purchase price and the fair market value of the assets acquired and liabilities assumed was calculated based on the noon exchange rate of U.S.$0.8966 to Cnd.$1.00 on September 30, 2006. The following table summarizes the components of the total purchase price of the Acquisition (in thousands):

Purchase
Price

Cash paid to SCI Trust	$122,684
Direct acquisition costs incurred by Simmons	2,504
Direct acquisition costs incurred by Simmons Canada	1,371

Total purchase price	$126,559

 The purchase consideration was allocated to assets and liabilities based on the estimate of fair value of Simmons Canada’s tangible and identifiable intangible assets acquired and liabilities assumed as of September 30, 2006. An allocation of the purchase price has been made to major categories of assets and liabilities in the accompanying unaudited pro forma condensed combined financial statements based on management's best estimates. The estimates of fixed assets, intangible assets and pension assets were based on the preliminary assessment of fair market value by third-party valuations. The excess of the purchase price over the estimated fair value of net tangible and identifiable intangible assets acquired and liabilities assumed has been allocated to goodwill. The preliminary allocation is presented below (in thousands):

Purchase Price
Allocation

Property, plant and equipment	18,139
Favorable leases	816
Inventories	4,232
Pension obligation assumed	(3,104)
Customer relationships - finite lives	18,022
Trademarks - indefinite lives	45,996
Goodwill	34,634
Net assets acquired/liabilities assumed (exclusive
of inventory, properties, intangible assets, goodwill,
favorable leases and pension assets)	7,824
Total purchase price	$126,559

2. Balance Sheet information relating to Simmons Canada

Simmons Canada Inc.
as of September 30, 2006
(in thousands)

	Canadian GAAP	Presentation Adjustments	U.S. GAAP Adjustments	U.S. GAAP	U.S. GAAP
	(Cnd.$)	(Cnd.$)(a)	(Cnd.$)(c)	(Cnd.$)	(U.S.$)(b)
ASSETS
Current assets:
Cash and cash equivalents	$5,657	$-	$-	$5,657	$5,072
Accounts receivable, net	24,555	926	-	25,481	22,846
Inventories	5,260	-	-	5,260	4,716
Other current assets	1,984	1,403	-	3,387	3,037
Total current assets	37,456	2,329	-	39,785	35,671

Property, plant and equipment, net	14,719	-	-	14,719	13,197
Goodwill	13,941	-	-	13,941	12,500
Intangible assets, net	25,416	-	-	25,416	22,788
Other assets	4,643	-	1,673	6,316	5,663
	$96,175	$2,329	$1,673	$100,177	$89,819
LIABILITIES AND
STOCKHOLDERS' EQUITY
Current liabilities:
Current maturities of long-term debt	$532	$-	$-	$532	$477
Accounts payable	5,291	-	-	5,291	4,744
Accrued liabilities	8,937	2,329	125	11,391	10,213
Total current liabilities	14,760	2,329	125	17,214	15,434

Non-current liabilities:
Long-term debt	50,303	-	-	50,303	45,102
Deferred income taxes	6,489	-	528	7,017	6,291
Total liabilities	71,552	2,329	653	74,534	66,827

Stockholders' equity	24,623	-	1,020	25,643	22,992
	$96,175	$2,329	$1,673	$100,177	$89,819

(a)   The adjustments reclassify Simmons Canada’s financial statements to conform to Simmons’ presentation.

(b)   The Simmons Canada’s balance sheet has been translated into U.S. dollars at the noon exchange rate of U.S.$0.8965 to Cdn.$1.00 on September 29, 2006.

(c)   See Note 4 for explanation of U.S. GAAP adjustments.

3. Statement of operations information relating to Simmons Canada

Simmons Canada Inc.
Nine Months Ended September 30, 2006
(in thousands)

	Canadian GAAP	Presentation Adjustments	U.S. GAAP Adjustments	U.S. GAAP	U.S. GAAP
	(Cnd.$)	(Cnd.$)(a)	(Cnd.$)(c)	(Cnd.$)	(U.S.$)(b)

Net sales	$105,834	$69	$-	$105,903	$93,502
Cost of products sold	79,316	1,576	97	80,989	71,505
Gross profit	26,518	(1,507)	(97)	24,914	21,997

Operating expenses:
Selling, general and administrative expenses	14,914	363	(111)	15,166	13,390
Depreciation and amortization	1,285	(1,285)	-	-	-
Licensing fees	-	(585)	-	(585)	(516)
	16,199	(1,507)	(111)	14,581	12,874

Operating income	10,319	-	14	10,333	9,123

Interest expense, net	4,629	-	-	4,629	4,087
Income before income taxes	5,690	-	14	5,704	5,036
Income tax expense	1,102	-	5	1,107	977
Net income	$4,588	$-	$9	$4,597	$4,059

Simmons Canada Inc.
Year Ended December 31, 2005
(in thousands)

	Canadian GAAP	Presentation Adjustments	US GAAP Adjustments	U.S. GAAP	U.S. GAAP
	(Cnd.$)	(Cnd.$)(a)	(Cnd.$)(c)	(Cnd.$)	(U.S.$)(b)

Net sales	$131,486	$(79)	$-	$131,407	$108,463
Cost of products sold	94,832	2,476	129	97,437	80,424
Gross profit	36,654	(2,555)	(129)	33,970	28,039

Operating expenses:
Selling, general and administrative expenses	20,913	758	(573)	21,098	17,414
Depreciation and amortization	2,433	(2,433)	-	-	-
Licensing fees	-	(880)	-	(880)	(726)
	23,346	(2,555)	(573)	20,218	16,688

Operating income	13,308	-	444	13,752	11,351

Interest expense, net	6,235	-	-	6,235	5,146
Income before income taxes	7,073	-	444	7,517	6,205
Income tax expense	2,594		120	2,714	2,240
Net income	$4,479	$-	$324	$4,803	$3,964

(a)	The adjustments reclassify Simmons Canada’s financial statements to conform to Simmons’ presentation.

(b)
For the nine months ended September 30, 2006, the results of Simmons Canada have been translated into U.S. dollars at the average daily noon exchange rate of U.S.$0.8829 to Cnd.$1.00 for the nine months ended September 30, 2006. For the year ended December 31, 2005, the results of Simmons Canada have been translated into U.S. dollars at the average daily noon exchange rate for the year of U.S.$0.8254 to Cnd.$1.00.

(c)	See Note 4 for explanation of U.S. GAAP adjustments.

4. Description of Simmons Canada U.S. GAAP Adjustments

    The U.S. GAAP adjustments made to Simmons Canada’s balance sheet and income statements, by captions, are as follows (Cdn.$, in thousands):

			Nine Months Ended September 30, 2006 Debit/(Credit)
Balance Sheet:
Other assets:
Employee future benefits	(a	)	1,673

Accrued liabilities:
Derivative instruments	(b	)	(125)

Deferred income taxes	(d	)	(528)

Stockholder's Equity
Employee future benefits	(a	)	(1,673)
Derivative instruments	(b	)	125
SCI option expense	(c	)	(417)
Elimination of contributed surplus	(c	)	417
Tax effect of U.S. GAAP adjustments	(d	)	528
			(1,020)

			Nine Months Ended September 30, 2006 Debit/(Credit)	Year Ended December 31, 2005 Debit/(Credit)
Income Statement:
Cost of products sold:
Employee future benefits	(a	)	97	129

Selling, general and administrative expense:
Employee future benefits	(a	)	31	42
Derivative instruments	(b	)	(142)	(523)
SCI option expense	(c	)	-	(92)
			(111)	(573)

Income tax expense:
Tax effect of U.S. GAAP adjustments	(d	)	5	120

(a)
Based on the different transition dates, the amortization of prior service costs and net actuarial gains and losses is different under the U.S. standard compared to the Canadian standard. The additional expense was allocated 76% to cost of products sold and 24% to selling, general and administrative expenses.

(b)
Simmons Canada designates its forward contracts to purchase U.S. dollars as economic hedges and accounts for the forward contracts using the settlement method as allowed under Canadian GAAP. Under the settlement method, the forward contracts are recognized when the contracts settle. U.S. GAAP requires a company to recognize all derivative instruments, whether designated in a hedging relationship or not, on the balance sheet at fair value. Due to certain documentation and effectiveness testing criteria, Simmons Canada’s forward contracts do not qualify for hedge accounting under U.S. GAAP. The change in fair value of the forward contracts is reported in current year income.

(c)
Simmons Canada utilized the fair value method of accounting for options, whereby the fair value of the award was measured on the date of grant and recognized over the vesting period. Any compensation expense recognized from the awards resulted in a corresponding credit to Simmons Canada’s surplus capital. Prior to the adoption of SFAS No. 123R, Share-Based Payment, on January 1, 2006, companies could utilize either the fair value method or the intrinsic value method under U.S. GAAP. For purposes of these pro forma statements, the intrinsic value method was used for the periods prior to January 1, 2006, which resulted in the reversal of compensation expense recognized under the fair value method. For the nine months ended September 30, 2006, no adjustment was necessary since the modified prospective method was used to adopt SFAS 123R and the fair value method was used to record expense associated with unvested awards

(d)
The adjustment records the tax effect of all taxable U.S. GAAP adjustments, calculated using the Canadian statutory tax rate of 34.1%. All U.S. GAAP adjustments that are permanent in nature are not tax affected.

5. Acquisition Pro Forma Adjustments

Adjustments to the unaudited pro forma condensed combined financial statements are as follows (in U.S. $ thousands):

			Nine Months Ended September 30, 2006
			Debit/(Credit)
Balance Sheet - Assets:
Cash:
Proceeds from exercise of options	(c	)	5,802
Proceeds from shareholder loan	(c	)	483
Funding of pension liability	(d	)	(1,145)
Simmons Company - Purchase Price	(a	)	(102,684)
			(97,544)
Inventory:
Step-up to fair market value	(b	)	299
Conform accounting policies	(e	)	(783)
			(484)

Other current assets:
Eliminate receivable from Simmons Canada for royalties			(144)
Proceeds from shareholder loan	(c	)	(483)
			(627)

Property, plant and equipment:
Step-up to fair market value	(b	)	4,942

Goodwill
Reverse Simmons Canada historical goodwill			(12,500)
Recognize residual goodwill from the Acquisition	(b	)	35,634
			23,134

Intangible assets, net
Step-up to fair market value	(b	)	41,230

Other assets:
Recognize favorable leases at fair market value	(b	)	816
Recognize pension obligations at fair market value	(b	)	(4,062)
Deferred financing fees	(f	)	(1,602)
			(4,848)

			Nine Months Ended September 30, 2006
			Credit/(Debit)
Balance Sheet - Liabilities and Stockholders' Equity:
Accrued liabilities:
Acquisition costs	(a	)	3,875
Recognize liabilities at fair market value	(g	)	1,686
Eliminate payable to Simmons for royalties			(144)
Dividend and interest payable to Trust	(f	)	(633)
			4,784

Long-term debt:
Retirement of Simmons Canada note payable	(f	)	(44,830)
Borrowings on revolver to finance Acquisition	(a	)	20,000
			(24,830)

Other:
Recognize pension obligations at fair market value	(b	)	3,104

Deferred income taxes:
Record tax adjustment related to purchase accounting	(h	)	5,737

Stockholders' equity
Simmons Canada	(f	)	(22,992)

			Nine Months Ended September 30, 2006	Year Ended December 31, 2005
			Debit/(Credit)	Debit/(Credit)
Income Statement:
Cost of products sold:
Depreciation	(i	)	1,623	1,655
Simmons Canada - royalty and technology fee	(j	)	(574)	(701)
			1,049	954

Selling, general and administrative expense:
Depreciation	(i	)	19	(203)
Lease expense	(k	)	120	160
			139	(43)

Amortization of intangibles:
Amortization expense	(n	)	754	1,005

Licensing fees:
Simmons Company - royalty and technology fee	(j	)	574	701

Interest expense:
Simmons Canada interest expense	(l	)	(4,030)	(5,037)
Simmons interest expense	(m	)	1,144	1,525
			(2,886)	(3,512)

Income tax expense:
Tax effect of pro forma adjustments	(o	)	126	305

(a)	Adjustments to record the Acquisition purchase price of $126.9 million as described in Note 1.

(b)	Adjustments to record the preliminary purchase accounting as described in Note 1.

(c)
Adjustments to recognize cash proceeds received by SCI, the parent of Simmons Canada, as a result of the exercise of all outstanding options to acquire units of SCI in connection with the Acquisition. Cash proceeds were distributed from SCI to Simmons Canada to repay the loans between SCI and Simmons Canada and to provide SCI with additional contributed surplus in Simmons Canada prior to the Acquisition.

(d)
Adjustment to record required funding of Simmons Canada’s Retirement Compensation Arrangement (“RCA”), a supplemental pension plan in place for certain designated executives of Simmons Canada. The RCA agreement contains change-of-control language, which required Simmons Canada to fund any unfunded wind-up liability under the plan on the Acquisition Date.

(e)	Adjustment to conform Simmons Canada’s accounting policy to capitalize spare machine parts with Simmons’ accounting policy to expense spare machine parts when purchased.

(f)	Adjustments to record the retirement of Simmons Canada’s equity and obligations to SCI, and related deferred financing fees, as a result of the Acquisition.

(g)	Adjustment to record liabilities at fair market value in connection with the Acquisition.

(h)	Adjustment to reduce deferred tax liability as a result of the difference in tax and book bases relating to Acquisition purchase accounting.

(i)
Adjustments to record the additional depreciation expense resulting from the recording of property, plant and equipment at fair market value in connection with the Acquisition. The assets were adjusted to fair market value based on a preliminary valuation by a third-party specialist. Specific useful lives were assigned to the acquired assets, and depreciation was adjusted accordingly. The net effect of the increase in depreciation is as follows:

	Nine months ended September 30, 2006	Year ended December 31, 2005
Actual depreciation
Cost of goods sold	$814	$1,383
Selling, general and administrative expense	320	626
	1,135	2,008
Pro forma depreciation:
Cost of goods sold	2,437	3,037
Selling, general and administrative expense	339	423
	2,776	3,460

Depreciation adjustment:
Cost of goods sold depreciation adjustment	1,623	1,655
Selling, general and administrative expense adjustment	19	(203)
	$1,641	$1,452

(j)	Adjustment to eliminate royalty and technology fees expensed by Simmons Canada and recorded as revenue by Simmons Company for the periods presented.

(k)
Adjustment to recognize the additional lease expense as a result of recording the leasehold interest at fair market value. Leasehold interest will be amortized into lease expense over a weighted average of 5.1 years.

(l)
Adjustments to eliminate the interest and deferred financing fees relating to Simmons Canada’s $50.0 million 12% unsecured subordinated notes due to SCI, which were retired as a result of the Acquisition.

(m)
Adjustment to record additional interest expense as a result of Simmons Company borrowing $20.0 million on its revolving loan to partially finance the Acquisition. The revolving loan bears interest at the Eurodollar rate plus 2.25% (7.625% as of the Acquisition Date).

(n)
Adjustment to record additional amortization expense as a result of the recognition of $[] million of identifiable definite-lived intangible assets resulting from the Acquisition. The definite-lived intangible assets are being amortized over [] years.

(o)	Adjustment to record the tax effect of the pro forma adjustments at the statutory tax rate of 34.1%.

6. SCUSA Pro Forma Adjustments

    As a result of Simmons entering into a  multi-year supply agreement with Sleep Train concurrent with the sale of SCUSA to Sleep Train, Simmons has a significant ongoing interest in the cash flows of SCUSA.  The results of SCUSA's operations are included in Simmons' results of operations and not recorded as discontinued operations due to the significant ongoing interest in the cash flows of SCUSA.

    The SCUSA pro forma adjustments eliminate the results of operations for SCUSA for each of the periods presented.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, Simmons Company has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

SIMMONS COMPANY

By:  /s/ William S. Creekmuir
William S. Creekmuir
Executive Vice President and Chief Financial Officer

Date: January 31, 2007